Exhibit (g)(2)

APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN

State Street Bank and Trust Company and Each of the Following
Investment Companies

Dated as of November 19, 1998

     The following is a list of the Funds and their respective
Portfolios for which the Custodian shall serve under a Custodian
Agreement dated as of February 1, 1996 (the "Custodian Agreement"):


Fund                          Portfolio                        Effective as of:

Fidelity Advisor Series I     Fidelity Advisor Small Cap Fund  September 6, 1998

                              Fidelity Advisor Dividend        December 14, 1998
                              Growth Fund*

                              Fidelity Advisor Retirement      December 14, 1998
                              Growth Fund*

                              Fidelity Advisor Asset           December 14, 1998
                              Allocation Fund*

Fidelity Advisor Series VIII  Fidelity Advisor Diversified     December 14, 1998
                              International Fund*

                              Fidelity Advisor Europe          December 14, 1998
                              Capital Appreciation Fund*

                              Fidelity Advisor Global          December 14, 1998
                              Equity Fund*

                              Fidelity Advisor Japan Fund*     December 14, 1998

                              Fidelity Advisor Latin           December 14, 1998
                              America Fund*

Fidelity Beacon Street Trust  Fidelity Tax Managed Stock Fund  October 5, 1998

Fidelity Capital Trust        Fidelity Disciplined Equity      February 1, 1996
                              Fund

Fidelity Destiny Portfolios   Destiny I                        February 1, 1996

                              Destiny II                       February 1, 1996

Fidelity Magellan Fund        Fidelity Magellan Fund           February 1, 1996

*Addition of eight new
advisor funds

effective December 14, 1998.


IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment
Companies Listed on               State Street Bank and Trust Company
this Appendix A to
the Custodian Agreement,
on Behalf of Each of
Their Respective Portfolios

By:       /s/John Costello By:       /s/Ronald E. Logue
Name:        John Costello Name:        Ronald E. Logue
Title:       Asst. Treasurer Title:     Executive Vice President